As filed with the Securities and Exchange Commission on March 21, 2000

                                          Registration Statement No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

             -------------------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

             -------------------------------------------------------

                              ORA ELECTRONICS, INC.
             -------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)

           DELAWARE                                      95-4607830
     --------------------                             -------------------
      (State or other                                   (I.R.S. Employer
        jurisdiction                                  Identification No.)
    of incorporation or
       organization)


      9410 Owensmouth Avenue
           Chatsworth, CA                                  91311
----------------------------------------                ------------
(Address of principal executive offices)                 (Zip code)


             -------------------------------------------------------

                              ORA ELECTRONICS, INC.
                      AMENDED AND RESTATED 1996 STOCK PLAN
                            (Full title of the plan)

             -------------------------------------------------------

                                 John M. Burris
                             9410 Owensmouth Avenue
                              Chatsworth, CA 91311
                                 (818) 772-2700
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)



                         CALCULATION OF REGISTRATION FEE

------------------------- ----------------------- ----------------------- ----------------------- -----------------------
Title of Each Class of    Amount to be            Proposed Maximum        Proposed Maximum        Amount of
Securities to be          Registered(1)           Offering Price Per      Aggregate Offering(2)   Registration Fee
Registered                                        Share(2)
------------------------- ----------------------- ----------------------- ----------------------- -----------------------
Common Stock                2,000,000               $  3.00                 $6,000,000              $1,584.00
------------------------- ----------------------- ----------------------- ----------------------- -----------------------


(1) Pursuant to Rule 416, shares issuable as a result of any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(2) Estimated solely for the purpose of determining the registration fee. Pursuant to Rule 457(c) and 457(h)(1), the offering price and registration fee are computed on the basis of the average of the high and low price of the common stock on the OTC Electronic Bulletin Board on March 13, 2000.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.      Plan Information.*

Item 2.      Registrant Information and 1996 Stock Plan Information.*
-------

               * The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to employees of ORA Electronics,Inc. (the "Company") participating in the ORA Electronics, Inc. Amended and Restated 1996 Stock Plan, and is omitted from this Regestration Statement as provided by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated herein by reference pursuant to Item 3 of
               Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference.

       The Company hereby incorporates by reference in this Registration Statement the following documents previously filed by the Company with the Securities and Exchange Commission:

       (1) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1999, September 30, 1999 and December 31, 1999.

       (2) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999.

       (3) The description of the Company's Common Stock contained in the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission on May 4, 1998, including any amendment or report filed for the purpose of updating such description.

       In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.      Description of Securities.

       Not applicable.

Item 5.      Interests of Named Experts and Counsel.

       Not applicable.

Item 6.      Indemnification of Directors and Officers.

         Section 144 of the Delaware General Corporation Law provides that a company may indemnify its directors and officers as to certain liabilities. The Company's Certificate of Incorporation and Bylaws provide for the indemnification of its directors and officers to the fullest extent permitted by law. The Company has also entered into separate indemnification agreements with each of its directors and officers which also provide for such indemnification. The effect of such provisions is to indemnify, to the fullest extent permitted by law, the directors and officers of the Company against all costs, expenses and liabilities incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Company. The Company has also purchased directors and officers liability insurance.

Item 7.      Exemption from Registration Claimed.

       Not applicable.

Item 8.      Exhibits.

       The  following  documents  are  filed as  exhibits  to this  Registration
Statement:

             4.1   ORA Electronics, Inc. Amended and Restated 1999 Stock Plan

             5.1   Opinion of William B. Barnett, Esq.

             23.1  Consent of Richard & Hedrick

             23.2 Consent of William B. Barnett, Esq. (included in the opinion filed herewith as Exhibit 5.1)

Item 9.      Undertakings.

               (a) The Registrant hereby undertakes:

                   (1) To file,  during  any  period in which it offers or sells securities,  a  post-effective  amendment  to  this  Registration
               Statement to include any additional or charged material information on the plan of distribution;

                   (2) For  determining  liability  under the  Securities Act of
               1933,  to  treat  each  such  post-effective  amendment  as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof; and

                   (3)  File  a   post-effective   amendment   to  remove   from
               registration any of the securities that remain unsold at the end of the offering.

                          Insofar as  indemnification  for  liabilities  arising
                   under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles and State of California on March 20, 2000.

                               ORA ELECTRONICS, INC.


                               By:  /s/ JOHN M. BURRIS
                                    -------------------------------
                                    John M. Burris,
                                    Vice President and Chief Financial Officer


      DATE                      SIGNATURE                            TITLE
-----------------       ------------------------     ---------------------------------------

March 20, 2000          /s/ JOHN M. BURRIS           Vice President, Chief Financial Officer
                           ---------------------     and Director
                           John M. Burris

March 20, 2000         /s/ MATTHEW F. JODZIEWICZ     Vice President Technology and
                           ---------------------     Legal Affairs, Secretary and Director
                           Matthew F. Jodziewicz

                                                     Director
                           --------------------
                           Ruth Cooper



                                INDEX TO EXHIBITS


Exhibit
Number        Exhibit
-------       -------

    4.1       ORA Electronics, Inc. Amended and Restated 1996 Stock Plan

    5.1       Opinion of William B. Barnett, Esq.

   23.1       Consent of Richard & Hedrick

   23.2 Consent of William B. Barnett, Esq.(included in the opinion filed herewith as Exhibit 5.1)